BLUE OCEAN ADVISORS, LLC

SERVICES AGREEMENT

This **SERVICES AGREEMENT** is to be effective as of the 10th day of August 2015 (the "Effective Date"), by and between Blue Ocean Advisors, LLC (hereinafter referred to as "Blue Ocean"), and Lexaria Corp Inc. (hereinafter referred to as "Client"). __

W I T N E S E T H:

WHEREAS, Blue Ocean is engaged in the business of providing and rendering public relations and communications services, and has knowledge, expertise and personnel to render the requisite services to Client; and

WHEREAS, Client is desirous of retaining Blue Ocean for the purpose of obtaining public relations and corporate communications services, so as to better, more fully and more effectively deal and communicate with its shareholders and the investment community.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, it is agreed as follows:

1. **Engagement of Blue Ocean.** Client herewith engages Blue Ocean, and Blue Ocean agrees to render to Client public relations, communications, advisory and consulting services, detailed more fully in the SCHEDULE A-2 addendum. The consulting services to be provided by Blue Ocean shall include, but are not limited to, the development, implementation and maintenance of an ongoing program to increase the investment community's awareness of Client's activities and to stimulate the investment community's interest in Client. Client acknowledges that Blue Ocean's ability to relate information regarding Client's activities is directly related to the information provided by Client to Blue Ocean. Client acknowledges that Blue Ocean will devote such time as is reasonably necessary to perform the services for Client, having due regard for Blue Ocean's commitments and obligations to other business for which it performs consulting services.

2. **Term and Termination.** This Agreement shall be for a period of two (2) months (the "Term"), commencing on the Effective Date. If the parties hereto desire to extend the relationship, the parties will renew this Agreement or enter into a new Agreement.

3. **Treatment of Confidential Information.** Blue Ocean shall not disclose, without the consent of Client, any financial and business information concerning the business, affairs, plans and programs of Client which are delivered by Client to Blue Ocean in connection with Blue Ocean's services hereunder, provided such information is plainly and prominently marked in writing by Client as being confidential (the "Confidential Information"). Blue Ocean will not be bound by the foregoing limitation in the event:

   a. the Confidential Information is otherwise disseminated and becomes public information, *or*

   b. Blue Ocean is required to disclose the Confidential Information pursuant to a subpoena or other judicial order.

4. **Representation by Blue Ocean of Other Clients; Non-Solicitation.** Client acknowledges and consents to Blue Ocean rendering public relations, consulting and/or communications services to other clients of Blue Ocean engaged in the same or similar business as that of Client; *provided, however*, that for a period of two (2) years after the Term, Blue Ocean shall not directly or indirectly solicit stockholders of Client for or on

CMG _ CB

behalf of any other company. After the term of the contract all LXRP shareholder information will be destroyed and not to be used in any way shape or form.

5. **Indemnification by Client as to Information Provided to Blue Ocean.** Client acknowledges that Blue Ocean, in the performance of its duties, will be required to rely upon the accuracy and completeness of information supplied to it by Client's officers, directors, agents and/or employees. Client agrees to indemnify, hold harmless and defend Blue Ocean, its officers, agents and/or employees from any proceeding or suit which arises out of or is due to the inaccuracy or incompleteness of any material or information supplied by Client to Blue Ocean.

6. **Indemnification by Blue Ocean.** Blue Ocean agrees to indemnify, hold harmless and defend Client, its officers, agents and/or employees from any proceeding or suit which arises out of or is due to the actions, negligent or otherwise, of Blue Ocean , its subsidiaries, agents, employees or affiliates in the performance of its obligations under the Agreement.

7. **Independent Contractor.** It is expressly agreed that Blue Ocean is acting as an independent contractor in performing its services hereunder. Client shall carry no workers compensation insurance or any health or accident insurance on Blue Ocean or consultant's employees. Client shall not pay any contributions to social security, unemployment insurance, Federal or state withholding taxes nor provide any other contributions or benefits that might be customary in an employer-employee relationship.

8. **Non-Assignment.** This Agreement shall not be assigned by either party without the written consent of the other party.

9. **Compensation.** See Schedule A-1. In connection with the issuance of the Stock (as defined in Schedule 1-A), Client shall not take any action, or cause any action to be taken for the purpose of eliminating reliance on Rule 144 for Blue Ocean to remove the restrictive legend on stock certificate(s) evidencing the Stock. Subsequent to the requisite holding period under Rule 144 and in the event Blue Ocean seeks to have legends removed, Client will cooperate and assist Blue Ocean in connection with removing such legends.

10. **Modification and Waiver.** This Agreement may not be altered or modified except by writing signed by each of the respective parties hereof. No breach or violation of this Agreement shall be waived except in writing executed by the party granting such waiver.

11. **Entire Agreement.** This writing constitutes the entire Agreement between the parties, and replaces and supersedes any previous agreement that may exist. This Agreement can only be modified by a written contract signed by both parties. In the event that any party brings suit to enforce any part of this Agreement, the prevailing party shall recover attorney fees and legal costs.

12. **Governing Law/Venue.** This Agreement shall be governed under the laws of the State of California and any claim arising here from shall be submitted to a court of competent jurisdiction located in San Diego County, California.

[signature page follows]

CMG CP

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

BLUE OCEAN ADVISORS, LLC

By: ______________________
Name: Colin Gibson
Its: Manager

LEXARIA CORP INC.

By: ______________________
Name: Chris Andrew Bunka
Its: Chief Executive Officer

SCHEDULE A-1
(COMPENSATION)

For the services to be rendered and performed by Blue Ocean during the term of this Agreement, Client shall, upon acceptance of this Agreement, cause to compensate Blue Ocean:

Cash compensation of $5,000, payable as follows: $2,500 on July 31, 2015 and $2,500 on September 1, 2015. Notwithstanding anything to the contrary herein, the cash compensation of $5,000 shall be earned and payable upon execution of this Agreement, and in the event of a termination of this Agreement prior to the expiration of the Term, the unpaid portion of the cash compensation shall immediately become due and payable.

CMG _CB

SCHEDULE A-2
(DESCRIPTION OF SERVICES)

- Development, implementation, and maintenance of an ongoing program to increase the investment community's awareness of company activities. Client acknowledges that Blue Ocean Advisors, LLC's ability to relate information regarding Client's activities is directly related to the information provided by Client.
- Author/ Update Independent, Buy Side Research Report on Client for immediate dissemination to current Shareholders as well as to the Active Speculative Investor Database/ Industry Connections of Blue Ocean Advisors, LLC, and to the investment community. Periodic update(s) of Research Report as corporate developments may deem appropriate.
- Initial CEO Conference Call / Follow-Up Calls Can Be Recorded for Promotional Use
- Investment Considerations / Bullet Points Developed
- 1 to 4-Page Corporate Stock Profile Prepared
- Assist in the authoring and timing of Press Releases issued during the course of business by Client.
- Chat Room/Social Media Management – Investor Sentiment Management
- Daily Outbound Tele-Campaign to New Investors
- Proactive Market Maker Communications and Relations
- Bid Support and Other Strategic Bid / Ask Representation
- Assume all ongoing responsibility for communication with existing shareholders, including immediate authoring/distribution of postcard update mailer to nobo list. Respond to any and all inquiries to Client from existing shareholders and the investment community. Track communications efforts ongoing with investment community, including monitoring ongoing investor "Chat Sites" and expand/ optimize the use of social media as it relates to the investment opportunity of Client.
- Postcard Mailers to Existing Shareholders and Target Investors
- Gathering of Contact Information and Key Qualifying Data on All Existing
  Shareholders & Interested Investors. All shareholder information will be destroyed after the term of the contract.

CMG _CB